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EXHIBIT 21.  LIST OF SIGNIFICANT SUBSIDIARIES

     The following subsidiaries were 100 percent owned and were consolidated by the Corporation at December 31, 1999:


                                                                     STATE OR JURISDICTION
                         NAME OF SUBSIDIARY                          IN WHICH INCORPORATED
Marathon Canada Limited                                              Canada
Marathon Guaranty Corporation                                        Delaware
Marathon International Oil Company                                   Delaware
Marathon International Petroleum Ireland Limited                     Cayman Islands
Marathon Oil Company                                                 Ohio
Marathon Oil U.K., Ltd.                                              Delaware
Marathon Petroleum Company (Norway)                                  Delaware
Marathon Petroleum Investment, Ltd.                                  Delaware
Marathon Sakhalin Limited                                            Cayman Islands
United States Steel International, Inc.                              New Jersey
U.S. Steel Mining Company, LLC                                       Delaware
USX Capital LLC                                                      Turks & Caicos Islands
USX Capital Trust I                                                  Delaware
USX Engineers and Consultants, Inc.                                  Delaware
USX Portfolio Delaware, Inc.                                         Delaware


     The following subsidiary was 62 percent owned and was consolidated by the Corporation at December 31, 1999:

Marathon Ashland Petroleum LLC                                       Delaware